Exhibit 99.1

Apollo Investment Corporation

Reports Financial Results for Quarter and Year Ended March 31, 2013

Fiscal Fourth Quarter Highlights:

•	Net investment income per share for the quarter ended March 31, 2013 was $0.21, compared to $0.21 for the quarter ended December 31, 2012

•	Net asset value per share at March 31, 2013 was $8.27 compared to $8.14 at December 31, 2012

•	Declared a dividend of $0.20 per share for the first fiscal quarter of 2014

•	Invested $428 million during the quarter ended March 31, 2013, substantially driven by primary originations

•	Net investment activity was $199 million for the quarter ended March 31, 2013

•	Aircraft operating subsidiary invested $135 million across three investments during the quarter ended March 31, 2013

Fiscal Year Highlights:

•	Net investment income per share for the year ended March 31, 2013 was $0.83, compared to $0.88 for the year ended March 31, 2012

•	Dividends paid to stockholders was $0.80 per share during the year ended March 31, 2013

•	Invested $1.5 billion during the year ended March 31, 2013

•	Net investment activity was $200 million for the year ended March 31, 2013

New York, NY – May 23, 2013 – Apollo Investment Corporation (NASDAQ: AINV) or the “Company,” or “Apollo Investment,” today announced financial results for its fourth fiscal quarter ended March 31, 2013. The Company’s net investment income was $0.21 per share for the quarter ended March 31, 2013 compared to $0.21 for the quarter ended December 31, 2012. The Company’s net asset value (“NAV”) was $8.27 per share as of March 31, 2013 up from $8.14 at December 31, 2012.

Additionally, the Company also announced that its Board of Directors has declared a dividend of $0.20 per share for the first fiscal quarter of 2014, payable on July 5, 2013 to stockholders of record as of June 20, 2013. The specific tax characteristics of this dividend will be reported to stockholders on Form 1099 after the end of the calendar year.

Mr. James Zelter, Apollo Investment Corporation’s Chief Executive Officer, said, “During fiscal year 2013, we successfully repositioned our investment portfolio, by significantly increasing the secured debt portion while maintaining the overall yield. Given the strong market conditions during the March quarter, we were selective investors and focused on sourcing investments directly. Looking ahead, we will continue to prudently invest capital while adhering to our underwriting standards, and we will also continue to look for opportunities to expand our specialist sourcing capabilities in areas with attractive risk adjusted returns.”

FINANCIAL HIGHLIGHTS FOR THE QUARTER AND YEAR ENDED MARCH 31, 2013

Select Balance Sheet Data and Other Data

	March 31, 2013	March 31, 2012
Total assets	$2.94 billion	$2.78 billion
Investment portfolio	$2.85 billion	$2.68 billion
Net assets	$1.68 billion	$1.69 billion
Net asset value per share	$8.27	$8.55
Number of portfolio companies	81	62

Portfolio Activity

	Three months ended March 31, 2013	Twelve months ended March 31, 2013
Investments made during the period	$428 million	$1,537 million
Number of new portfolio companies invested	10	49

Investments sold	$(98) million	$(717) million

Net activity before repaid investments	$330 million	$820 million

Investments repaid	$(131) million	$(620) million

Net investment activity	$199 million	$200 million

Number of portfolio company exits	2	31

Operating Results

	Three months ended March 31, 2013	Twelve months ended March 31, 2013*
Net investment income (in thousands)	$42,066	$168,430
Net investment income per share	$0.21	$0.83	**
Net realized and unrealized loss per share	$0.12	$(0.31	)**
Earnings (loss) per share – basic	$0.32	$0.51	**
Earnings (loss) per share – diluted	$0.31	$0.51	**

*	Exclusive of non-recurring expenses related to refinancing of revolving credit facility. During the June 2012 quarter, the company recognized net $1.1 million in non-recurring expenses relating to the refinancing of its revolving credit facility.
**	Represents rounded numbers.

CONFERENCE CALL / WEBCAST AT 10:00 AM EDT ON MAY 23, 2013

The Company will host a conference call on Thursday, May 23, 2013 at 10:00 a.m. Eastern Time. All interested parties are welcome to participate in the conference call by dialing (888) 802-8579 approximately 5-10 minutes prior to the call; international callers should dial (973) 633-6740. Participants should reference Apollo Investment Corporation or Conference ID # 52019739 when prompted. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Event Calendar in the Investor Relations section of our website at www.apolloic.com. Following the call you may access a replay of the event either telephonically or via audio webcast. The telephonic replay will be available approximately two hours after the live call and through June 6, 2013 by dialing (800) 585-8367; international callers please dial (404) 537-3406, reference Conference ID # 52019739. A replay of the audio webcast will also be available later that same day. To access the audio webcast please visit the Event Calendar in the Investor Relations section of our website at www.apolloic.com.

SUPPLEMENTAL INFORMATION

The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available in the investor relations section of the Company’s website at www.apolloic.com.

PORTFOLIO AND INVESTMENT ACTIVITY

During the three months ended March 31, 2013, we invested $428 million across 10 new and 9 existing portfolio companies through a combination of primary and secondary market purchases. This compares to investing $147 million across 4 new and 7 existing portfolio companies for the three months ended March 31, 2012. Investments sold or repaid during the three months ended March 31, 2013 totaled $229 million versus $340 million for the three months ended March 31, 2012.

During our fiscal year ended March 31, 2013, we invested $1.5 billion across 49 new and 36 existing portfolio companies through a combination of primary and secondary market purchases. This compares to $1.5 billion across 21 new and 18 existing portfolio companies for the previous fiscal year ended March 31, 2012. Investments sold or repaid during the fiscal year ended March 31, 2013 totaled $1.3 billion versus $1.6 billion for the fiscal year ended March 31, 2012. The weighted average yields on our secured loan portfolio, unsecured debt portfolio and total debt portfolio as of March 31, 2013 at our current cost basis were 11.2%, 12.7% and 11.9%, respectively. At March 31, 2012, the yields were 10.2%, 12.7% and 11.9%, respectively.

Our targeted investment size typically ranges between $20 million and $250 million, although this investment size may vary proportionately as the size of our available capital base changes. At March 31, 2013, our net portfolio consisted of 81 portfolio companies and was invested 44% in secured debt, 43% in unsecured debt, 7% in structured products, 0% in preferred equity and 6% in common equity and warrants measured at fair value versus 62 portfolio companies invested 32% in secured debt, 57% in unsecured debt, 3% in structured products, 1% in preferred equity and 7% in common equity and warrants at March 31, 2012.

Since the initial public offering of Apollo Investment in April 2004 and through March 31, 2013, invested capital totaled $10.3 billion in 215 portfolio companies. Over the same period, Apollo Investment completed transactions with more than 100 different financial sponsors.

At March 31, 2013, 64% or $1.6 billion of our income-bearing investment portfolio is fixed rate debt and 36% or $0.9 billion is floating rate debt, measured at fair value. On a cost basis, 65% or $1.6 billion of our income-bearing investment portfolio is fixed rate debt and 35% or $0.9 billion is floating rate debt. At March 31, 2012, 67% or $1.6 billion of our income-bearing investment portfolio was fixed rate debt and 33% or $0.8 billion was floating rate debt. On a cost basis, 65% or $1.7 billion of our income-bearing investment portfolio was fixed rate debt and 35% or $0.9 billion was floating rate debt.

APOLLO INVESTMENT CORPORATION

STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except per share amounts)

	March 31, 2013	March 31, 2012
Assets
Non-controlled/non-affiliated investments, at value (cost – $2,550,091 and $2,642,702, respectively)	$2,414,307	$2,490,672
Controlled investments, at value (cost – $469,210 and $208,882, respectively)	436,092	186,408
Cash	3,902	1,665
Foreign currency (cost – $2,293 and $1,013, respectively)	2,295	1,013
Receivable for investments sold	5,713	19,606
Interest receivable	51,990	54,409
Dividends receivable	2,703	2,898
Deferred financing costs	26,990	17,309
Prepaid expenses and other assets	320	1,283

Total assets	$2,944,312	$2,775,263

Liabilities
Debt	$1,156,067	$1,009,337
Payable for investments purchased	26,021	—
Dividends payable	40,578	39,409
Management and performance-based incentive fees payable	26,509	24,402
Interest payable	12,012	10,102
Accrued administrative expenses	2,219	3,420
Other liabilities and accrued expenses	3,517	3,362

Total liabilities	$1,266,923	$1,090,032

Net Assets
Common stock, par value $.001 per share, 400,000 and 400,000 common shares authorized, respectively, and 202,891 and 197,043 issued and outstanding, respectively	$203	$197
Paid-in capital in excess of par	2,933,636	2,886,327
Over-distributed net investment income	(44,183)	(34,896)
Accumulated net realized loss	(1,053,080)	(995,426)
Net unrealized depreciation	(159,187)	(170,971)

Total net assets	$1,677,389	$1,685,231

Total liabilities and net assets	$2,944,312	$2,775,263

Net asset value per share	$8.27	$8.55

APOLLO INVESTMENT CORPORATION

STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Year Ended March 31,
	2013	2012	2011
INVESTMENT INCOME:
From non-controlled/non-affiliated investments:
Interest	$287,032	$313,992	$316,183
Dividends	4,813	6,998	4,713
Other income	16,532	18,505	15,143
From non-controlled/affiliated investments:
Interest	—	899	10,296
From controlled investments:
Interest	9,173	3,746	—
Dividends	14,247	13,444	12,334
Other income	197	—	110

Total Investment Income	$331,994	$357,584	$358,779

EXPENSES:
Management fees	$54,115	$60,321	$59,831
Performance-based incentive fees	39,961	39,651	47,793
Interest and other debt expenses	58,200	66,360	48,025
Administrative services expense	4,389	5,387	5,529
Other general and administrative expenses	7,969	13,123	6,429

Total expenses	164,634	184,842	167,607

Net investment income	$167,360	$172,742	$191,172

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, CASH EQUIVALENTS AND FOREIGN CURRENCIES:
Net realized loss:
Investments and cash equivalents	$(75,644)	$(340,915)	$(144,350)
Foreign currencies	971	(528)	(7,667)

Net realized loss	(74,673)	(341,443)	(152,017)

Net change in unrealized depreciation/appreciation:
Investments and cash equivalents	5,604	74,233	140,227
Foreign currencies	6,180	8,204	1,030

Net change in unrealized depreciation/appreciation	11,784	82,437	141,257

Net realized and unrealized gain (loss) from investments, cash equivalents and foreign currencies	(62,889)	(259,006)	(10,760)

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$104,471	$(86,264)	$180,412

EARNINGS GAIN (LOSS) PER SHARE – BASIC	$0.51	$(0.44)	$0.93

EARNINGS GAIN (LOSS) PER SHARE – DILUTED	$0.51	$(0.44)	$0.93

Note: For the fiscal year ended March 31, 2013, approximately $2.3 million of investment income previously classified as investment income from controlled investments was reclassified to investment income from non-controlled/non-affiliated investments.

APOLLO INVESTMENT CORPORATION

STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share amounts)

	Three months ended
	March 31, 2013	March 31, 2012
INVESTMENT INCOME:
From non-controlled/non-affiliated investments:

Interest	$71,127	$75,728
Dividends	132	1,588
Other income	2,955	1,744
From non-controlled/affiliated investments:

Interest	—	—
From controlled investments:

Interest	4,556	1,181
Dividends	5,693	4,955
Other income	154	—

Total investment income	$84,617	$85,196
EXPENSES:
Management fees	$13,769	$14,150
Performance-based incentive fees	10,042	10,253
Interest and other debt expenses	15,443	16,138
Administrative services expense	1,752	1,500
Other general and administrative expenses	1,545	2,145

Total expenses	42,551	44,186

Net investment income	$42,066	$41,010

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, CASH EQUIVALENTS AND FOREIGN CURRENCIES:
Net realized gain (loss):
Investments and cash equivalents	$(6,264)	$(294)
Foreign currencies	303	(21)

Net realized loss	(5,961)	(315)

Net change in unrealized depreciation/appreciation:
Investments and cash equivalents	20,030	81,697
Foreign currencies	9,686	(5,159)

Net change in unrealized depreciation/appreciation	29,716	76,538

Net realized and unrealized gain (loss) from investments, cash equivalents and foreign currencies	23,755	76,223

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$65,821	$117,233
EARNINGS GAIN (LOSS) PER SHARE – BASIC	$0.32	$0.60

EARNINGS GAIN (LOSS) PER SHARE – DILUTED	$0.31	$0.57

About Apollo Investment Corporation

Apollo Investment Corporation (NASDAQ: AINV) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company provides private debt market solutions to middle market companies in the form of senior secured, mezzanine and asset based loans and may also acquire equity interests. The Company seeks to provide private financing solutions for private companies that do not have access to the more traditional providers of credit. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Global Management, LLC, a leading global alternative investment manager. For more information, please visit http://www.apolloic.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; new strategic initiatives; the ability to reposition the investment portfolio; the market outlook; future investment activity; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Contact

Elizabeth Besen

Investor Relations Manager

Apollo Investment Corporation

(212) 822-0625

ebesen@apollolp.com

SOURCE: Apollo Investment Corporation